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Exhibit 99.1

    [LETTERHEAD]

FOR IMMEDIATE RELEASE
May 21, 2001

YOUBET.COM FORMS STRATEGIC RELATIONSHIP WITH TVG;
PARTIES ENTER INTO TRACK CONTENT AND PATENT LICENSE AGREEMENT

Highlights:

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  Substantially Widens Market Penetration with Online Access to Additional 45% of Industry's Total Handle

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  Expands Youbet Network to 81 Racetracks in 39 States Representing Virtually All of the Premier Racetrack Content

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  Positions Youbet.com as an Industry Leader for both Technology and Content

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  Youbet.com and TVG to Cross-License and Promote Technologies and Services

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  The Agreement Gives Youbet.com a Non-Exclusive License to Utilize TVG's Patented Wagering Technology

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  Youbet.com Receives Licensing Approval to Operate Oregon-based Hub

    Woodland Hills, CA, May 21, 2001—Youbet.com, Inc. (Nasdaq: UBET), the leading online live event and wagering company for the horse racing industry, today announced the formation of a strategic relationship with TVG. TVG is the 24-hour interactive horse racing network available nationwide on cable and satellite systems with exclusive simulcast and interactive wagering rights to live racing from leading racetracks in the U.S. as well as intellectual property covering interactive wagering technology for a wide variety of communications platforms.

    This unique relationship substantially widens Youbet.com's market penetration and opportunities for growth while providing Youbet Network subscribers online wagering accessibility to the industry's premier racetracks. The agreement gives Youbet.com a non-exclusive license to utilize TVG's patented wagering technology for online and automated telephone applications and a non-exclusive right to video stream and accept online pari-mutuel wagers on horse racing from virtually all of TVG's exclusive partner racetracks. Youbet.com will make these tracks available to Youbet Network subscribers

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YOUBET.COM FORMS STRATEGIC RELATIONSHIP WITH TVG

concurrent with the Company's operation of a new Oregon-based hub for the acceptance and placement of wagers, expected to commence within the next several months.

    Youbet.com Chairman and Chief Executive Officer Robert Fell views the Track Content and Patent License Agreement with TVG as integral to gaining broad market penetration and growth. "Nearly one-half of today's pari-mutuel wagering dollars are directly connected to the TVG-affiliated racetracks that we can now add to our online network. That equates to substantial opportunity for Youbet.com," Fell explained. "The Youbet Network will now be able to facilitate wagering on the internationally recognized championships in horse racing—The Breeders' Cup, which is the single largest racing day, and the Triple Crown, which includes the Kentucky Derby, The Preakness and the Belmont Stakes. We will cover The Breeders' Cup in November of this year and the 2002 Triple Crown. Even before we had the right to accept online wagers for these events, The Breeders' Cup and the Triple Crown brought peak levels of activity to our Network. These events will have a significant effect on growth in our network operations in the future, as well as the ability to attract a wider audience of sports fans."

    TVG views this agreement as an important piece of its continuing growth and development strategy, according to Mark Wilson, President and Chief Executive Officer of TVG. "The Track Content and Patent License Agreement with Youbet.com is part of a sound growth strategy for TVG, provides recognition of our intellectual property position and enhances the revenue potential of our content rights," Wilson said. "The relationship is also very beneficial to our track partners. Youbet.com has agreed to adopt the TVG/NTRA Services Source Market Fee revenue sharing program, which is an important element in promoting industry best practices for providing fair compensation to racetracks, horsemen and breeders from wagering."

Transaction Terms

    Under the terms of their agreement, Youbet.com will pay to TVG fees based on the handle generated by Youbet.com from wagering activity and issue to TVG warrants to purchase Youbet.com common stock. In connection with the agreement, the Company has issued to TVG warrants to purchase up to 19.9% of the number of Youbet.com common shares outstanding on the date of the agreement at an exercise price of $.001 per share, exercisable within the first 36 months of the agreement.

    Subject to approval by Youbet.com's stockholders, the Company will also issue to TVG a warrant to purchase up to 51% of the number of Youbet.com common shares outstanding on the date the warrant is exercised (including the shares issuable upon exercise of the first warrant) at an exercise price determined to be $2.50 per share, subject to adjustment. The second warrant will also be exercisable during the first 36 months of the agreement.

    The fees payable to TVG under the long-term Track Content and Patent License Agreement have a two-tiered structure, based on whether or not Youbet.com's stockholders approve the issuance of the second warrant to TVG. Upon shareholder approval of the issuance of the second warrant, TVG will receive approximately 5.5% of the handle generated by Youbet.com from wagering activity at the TVG exclusive partner tracks and 3.0% of the handle generated by Youbet.com from wagering activity at four additional tracks. Youbet.com will also pay to TVG a portion of the fees that it receives from Youbet subscribers.

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YOUBET.COM FORMS STRATEGIC RELATIONSHIP WITH TVG

    If the issuance of the second warrant is not approved, TVG will be entitled to receive approximately 5.5% of the handle generated by Youbet.com from wagering activity at all Youbet Network tracks.

    Youbet.com and TVG have agreed to cross-promote the Youbet and TVG brands. Additionally, upon exercise of the warrants, TVG will have the right to be represented with substantially proportional membership on Youbet.com's Board of Directors.

Virtually 100% of Horse Racing Content Via The Youbet Network

    In addition to Youbet's 61 member tracks in the U.S., Canada and Australia, through this agreement, the Company will now be licensed to deliver content from and facilitate wagering activity for most of TVG's exclusive partner tracks. These include three premier tracks in New York (Aqueduct, Belmont Park and Saratoga) as well as most of the remaining top racetracks in the U.S. including tracks in the Churchill Downs Incorporated Simulcast Network (including Churchill Downs, Hollywood Park and Arlington Park) as well as Del Mar Racetrack, Keeneland Racecourse, Oak Tree Racing Association and Turfway Park.

    "We view TVG as an ideal content partner," Fell continued. "Through this relationship, we gain access to a highly concentrated group of premier tracks affiliated with TVG, thereby completing Youbet.com's network of wagering venues. Youbet subscribers will now enjoy accessibility to virtually 100% of the industry—the best racing in the U.S. on a truly year-around basis—via our comprehensive online wagering and information system. The establishment of this relationship with TVG truly validates Youbet's technological leadership in our industry and expands our reach in all directions. Additionally, the cross-promotion of the Youbet and TVG brands will add significant industry exposure for both parties and the industry. We feel we have now we now have relationships not only with TVG, but with substantially all of the horse racing industry."

Youbet.com Receives Licensing Approval to Operate Oregon Hub

    Youbet.com has received approval by the Oregon Racing Commission for a Multi-Jurisdictional license to operate a licensed online pari-mutuel wagering facility located in Oregon. Presently, TVG partners with NTRA Services, LLC, a for-profit subsidiary of the National Thoroughbred Racing Association ("NTRA"), the "league office" and central marketing organization for thoroughbred horse racing in the U.S., to operate an Oregon-based hub for the acceptance and placement of wagers at TVG partner racetracks. Under terms of the Track Content and Patent License Agreement, Youbet.com will open and operate a new Oregon state-licensed wagering facility. Youbet.com and TVG will explore operational synergies in this area.

    Youbet.com currently transmits information for wagering acceptance and placement through the Ladbroke, Pennsylvania wagering entity. That entity is entitled to renegotiate the terms and conditions of its agreement with Youbet.com or terminate its agreement based on Youbet.com entering into the current agreement with TVG. Youbet.com does not know what actions the Ladbroke entity intends to take with respect to its agreement with Youbet.com.

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YOUBET.COM FORMS STRATEGIC RELATIONSHIP WITH TVG

Subscriber Growth

    With the expansion of track content facilitated by its relationship with TVG, the Company is positioned to achieve continued steady growth in its subscriber base this year. Since the market launch of Youbet Express™ in March 2001, the Company's new web-based horseracing product, Youbet.com has experienced significant subscriber growth and activity within The Youbet Network, adding more than 1,000 new subscribers since March 31, 2001.

    No other online pari-mutuel wagering facility offers its users the ability to watch and wager on such a wide selection of live thoroughbred and harness horse races from such a broad list of horse racing venues including the nation's largest thoroughbred racetracks. Youbet.com's state-of-the-art technology brings horse racing fans 24-hour access to concurrent streams of live audio and video, live odds, results, late changes, minutes to post, as well as handicapping products and real-time wagering information and services for every premier racetrack in the U.S.

Conference Call/Webcast

    Youbet.com will host a conference call with a simultaneous webcast today at 12:00 p.m. Eastern, 9:00 a.m. Pacific to discuss its strategic relationship with TVG. The conference call will be available live via the Internet by accessing the Vcall web site at www.vcall.com. To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, an online reply will be available for 90 days on www.vcall.com, or a phone replay will be available through May 28, 2001 by calling 888-266-2086 and entering the passcode 5257086.

Satellite Coordinates

    Monday, May 21,2001 - 4:30 AM -4:45 AM ET & 10:00 AM -10:15 AM ET: Telstar 6, Transponder 11, C-Band. Audio: 6.2/6.8. DL Freq: 3920 V

About TVG

    Headquartered in Los Angeles, CA, TVG is an interactive horse racing television network featuring exclusive live coverage of Thoroughbred, Standardbred and Quarter Horse racing from 26 of the leading racetracks in the United States and interactive wagering by proprietary telephone, personal computer and digital television remote control wagering systems.

    TVG has television and interactive account wagering agreements with the following racetracks: Aqueduct, Arlington Park, Belmont Park, Calder Race Course, Churchill Downs, Del Mar, Ellis Park, Emerald Downs, Fairplex Park, Hollywood Park, Hoosier Park, Keeneland, Kentucky Downs, Laurel Park, Lone Star Park, Los Alamitos, Oak Tree at Santa Anita, Pimlico Racecourse, Portland Meadows, Prairie Meadows, Ruidoso Downs, Saratoga Raceway, Saratoga Race Course, Suffolk Downs, Turf Paradise and Turfway Park.

    Produced in conjunction with FOX Sports, TVG's programming also includes expert commentary, tutorials and behind-the-scenes features on the horses and celebrities of racing. Currently, the network is available nationally in over 6.5 million households on EchoStar's Dish Network (channel 405), and cable

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YOUBET.COM FORMS STRATEGIC RELATIONSHIP WITH TVG

television systems in select markets. For more information, please visit www.TVGNetwork.com.

About Youbet.com

    In the United States, Youbet.com currently provides network members the ability to watch and, in most states, the ability to wager on a wide selection of coast-to-coast thoroughbred and harness horse races via its exclusive closed-loop network. Youbet.com does not actually accept or place any bets. Wagers are accepted and placed only by a state licensed wagering entity, currently the Ladbroke, Pennsylvania facility. Youbet.com's role in the wagering process is limited to transmitting information related wagers to the licensed wagering facility. Members have 24-hour access to the network's features, including live racing from a choice of 61 racetracks in the U.S. and Canada, commingled track pools, live audio/video, up-to-the minute track information, real time wagering information and value-added handicapping products. For further information, visit www.youbet.com.

Forward-Looking Statements

    Press releases issued by Youbet.com may contain forward-looking statements, which are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expense and other factors described in the Company's filing with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release. You Bet is a registered trademark of Youbet.com, Inc. All other brands and products referenced herein are the trademarks or registered trademarks of their respective holders.

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  Exhibit 99.1
YOUBET.COM FORMS STRATEGIC RELATIONSHIP WITH TVG; PARTIES ENTER INTO TRACK CONTENT AND PATENT LICENSE AGREEMENT